Exhibit 99.1

For further information: Robert Sigler Vice President and Chief Financial Officer 586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen and Thirty-nine Weeks Ended September 30, 2006

Warren, MI – October 25, 2006 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced today financial results for the thirteen and thirty-nine weeks ended September 30, 2006.

For the thirteen weeks ended September 30, 2006, operating revenues increased 26.7%, or $36.3 million, to $171.9 million from $135.6 million for the thirteen weeks ended October 1, 2005. Included in operating revenues are fuel surcharges of $17.8 million and $9.4 million for the third quarters of 2006 and 2005, respectively. Net income increased 24.1%, or $1.1 million, to $5.8 million, or $0.36 per diluted share for the third quarter of 2006, from $4.6 million, or $0.29 per diluted share, for the third quarter of 2005. Operating margin was 5.3% for the third quarter of 2006 compared to 5.5% for the third quarter of 2005.

Universal’s truckload revenue in the third quarter of 2006 increased by 18.2% to $99.5 million from $84.2 million in the corresponding period of 2005. Included in truckload revenue is $8.1 million contributed by our Noble and Pitts acquisition on July10, 2006. Brokerage revenue in the third quarter of 2006 increased by 21.6% to $46.8 million from $38.4 million in the corresponding period of 2005. Intermodal revenue in the third quarter of 2006 increased by 96.9% to $25.6 million from $13.0 million in the corresponding period of 2005. Included in intermodal revenue in the third quarter of 2006 is $7.8 million from our acquisitions completed in the fourth quarter of 2005 and first three quarters of 2006.

For the thirty-nine weeks ended September 30, 2006, operating revenues increased 24.4%, or $93.7 million, to $477.8 million from $384.1 million for the thirty-nine weeks ended October 1, 2005. Included in operating revenues are fuel surcharges of $45.4 million and $22.5 million for the first three quarters of 2006 and 2005, respectively. Net income increased 25.7%, or $3.2 million, to $15.7 million, or $0.97 per diluted share through the third quarter of 2006, from $12.5 million, or $0.83 per diluted share through the third quarter of 2005.

Universal’s truckload revenue in the first three quarters of 2006 increased by 18.7% to $282.7 million from $238.2 million in the corresponding period of 2005. Brokerage revenue in the first three quarters of 2006 increased by 14.3% to $126.2 million from $110.4 million in the corresponding period of 2005. Intermodal revenue in the first three quarters of 2006 increased by 94.0% to $68.9 million from $35.5 million in the corresponding period of 2005.

“We are pleased with our financial performance through the 3rd quarter of 2006” stated Universal’s President and CEO Don Cochran. “Our acquisitions and internal growth continue to provide positive revenue and profitability results”.

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Operating revenues:
Truckload	$99,505	$84,166	$282,667	$238,184
Brokerage	46,758	38,444	126,238	110,406
Intermodal	25,644	13,027	68,893	35,508

Total operating revenues	171,907	135,637	477,798	384,098

Operating expenses:
Purchased transportation	132,443	104,227	366,225	292,898
Commissions expense	10,834	8,741	30,229	24,661
Other operating expense, net	2,122	1,668	6,552	5,088
Selling, general, and administrative	11,610	8,771	33,825	27,966
Insurance and claims	4,134	3,722	11,877	10,212
Depreciation and amortization	1,611	1,106	4,253	3,166

Total operating expenses	162,754	128,235	452,961	363,991

Income from operations	9,153	7,402	24,837	20,107
Interest income, net	248	198	800	183

Income before income taxes	9,401	7,600	25,637	20,290
Provision for income taxes	3,636	2,955	9,914	7,777

Net income	$5,765	$4,645	$15,723	$12,513

Earnings per common share:
Basic	$0.36	$0.29	$0.98 $	0.83
Diluted	$0.36	$0.29	$0.97 $	0.83
Average common shares outstanding:
Basic	16,118	16,118	16,118	15,124
Diluted	16,182	16,118	16,168	15,124

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$65	$5,342
Marketable securities	14,582	19,456
Accounts receivable - net	90,993	72,032
Other current assets	10,414	11,109

Total current assets	116,054	107,939
Property and equipment - net	43,620	34,800
Other long-term assets - net	28,074	15,339

Total assets	$187,748	$158,078

Liabilities and shareholders’ equity
Total current liabilities	$53,133	$41,134
Long-term debt	1,000	—
Other long-term liabilities	4,541	3,772

Total liabilities	58,674	44,906
Total shareholders’ equity	129,074	113,172

Total liabilities and shareholders’ equity	$187,748	$158,078

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Average number of tractors provided by owner-operators
Truckload	2,878	2,395	2,639	2,358
Intermodal	730	373	649	333

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.59	$2.35	$2.52	$2.22
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.21	$2.12	$2.19	$2.03
Average operating revenues per load (1)	$998	$946	$968	$871
Average operating revenues per load, excluding fuel surcharges (1)	$853	$853	$841	$799
Average length of haul (1)(2)	386	402	384	393
Number of loads (1)	99,683	88,972	292,034	273,047

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.14	$1.96	$2.08	$1.88
Average operating revenues per load (1)	$1,316	$1,242	$1,264	$1,168
Average length of haul (1)(2)	614	634	608	623
Number of loads (1)	28,361	22,046	77,358	67,691

Intermodal Revenues:
Drayage (in thousands)	$23,753	$11,685	$62,859	$31,507
Depot (in thousands)	$1,892	$1,342	$6,035	$4,001

Total (in thousands)	$25,645	$13,027	$68,894	$35,508

Average operating revenues per loaded mile	$4.14	$4.13	$4.21	$4.07
Average operating revenues per loaded mile, excluding fuel surcharges	$3.55	$3.72	$3.65	$3.73
Average operating revenues per load	$280	$269	$272	$269
Average operating revenues per load, excluding fuel surcharges	$240	$243	$236	$247
Number of loads	84,749	43,443	231,481	116,924

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.